UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 8, 2010, Arrowhead Research Corporation (the “Company”) received a deficiency letter from the NASDAQ Stock Market indicating that, based on the Company’s closing bid price for the last 30 consecutive business days, the Company does not comply with the minimum bid price of $1.00 per as set forth in NASDAQ Marketplace Rule 5550(a)(2).

In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until June 6, 2011 to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing price per share of the Company’s common stock must be at least $1.00 for a minimum of ten consecutive business days. In the event the Company does not regain compliance by June 6, 2011, the Company may be afforded an additional 180 day compliance period, provided it demonstrates that it meets all other applicable standards for initial listing on the NASDAQ Capital Market (except the bid price requirement). If the Company fails to regain compliance after the second grace period, the Company’s stock will be subject to delisting by NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2010

ARROWHEAD RESEARCH CORPORATION

By:	/S/ KENNETH A. MYSZKOWSKI
Kenneth A. Myszkowski
Chief Financial Officer